Exhibit 21
Lodgian, Inc. and Subsidiaries

Entity	State of Inc.
12801 NWF Beverage Management, Inc.	TX
Albany Hotel, Inc.	FL
AMI Operating Partners, L.P.	DE
AMIOP Acquisition General Partner SPE Corp.	DE
Apico Hills. Inc.	PA
Apico Inns of Greentree, Inc.	PA
Apico Inns of Pennsylvania, Inc.	PA
Apico Inns of Pittsburgh, Inc.	PA
Apico Management Corp.	PA
Brunswick Motel Enterprises, Inc.	GA
Columbus Hospitality Assocates, LP	FL
Courtyard Club	AR
Dedham Lodging Assocates I, LP	GA
Dedham Lodging SPE, Inc.	DE
East Washington Hospitality, LP	FL
Fort Wayne Hospitality Associates II, LP	FL
Glen Burnie Hotel Land, LLC	GA
Harrisburg Motel Enterprises, Inc.	PA
Hilton Head Motel Enterprises, Inc.	SC
Impac Holdings III, LLC	GA
Impac Hotel Group, LLC	GA
Impac Hotel Management, LLC	GA
Impac Hotels I, LLC	GA
Impac Hotels Member SPE, Inc.	DE
Island Motel Enterprises, Inc.	GA
KDS Corporation	NV
Little Rock Beverage Management, Inc.	AR
Little Rock Lodging Associates I, LP	GA
Lodgian Abeline Beverage Corp.	TX
Lodgian Abilene, L.P.	TX
Lodgian Abilene GP, Inc.	DE
Lodgian Acquisition, LLC	GA
Lodgian AMI, Inc.	MD
Lodgian Colchester LLC	DE
Lodgian Dallas Beverage Corp.	TX
Lodgian Denver LLC	DE
Lodgian Fairmont LLC	DE
Lodgian Financing Corp.	DE
Lodgian Financing Mezzanine, LLC	DE
Lodgian Hotel Acquisition, LLC	GA
Lodgian Hotels, Inc.	DE
Lodgian Hotels Fixed II, Inc.	MD
Lodgian Hotels Fixed II Borrower LLC	DE
Lodgian Hotels Fixed III, LLC	DE
Lodgian Hotels Fixed IV, LP	TX
Lodgian Hotels Fixed IV GP, Inc.	DE
Lodgian Lafayette LLC	DE
Lodgian Lancaster North, Inc.	PA
Lodgian Little Rock SPE, Inc.	DE
Lodgian Management Corp.	DE
Lodgian Memphis Property Owner, LLC	DE
Lodgian Mezzanine Fixed, LLC	DE
Lodgian Mezzanine Floating, LLC	DE
Lodgian Mezzanine Springing Member, Inc.	DE
Lodgian Mortgage Springing Member, Inc.	DE
Lodgian Mount Laurel, Inc.	NJ
Lodgian Pinehurst, LLC	GA
Lodgian Pinehurst Holdings, LLC	GA
Lodgian Tulsa LLC	DE
McKnight Motel, Inc.	PA
Melbourne Hospitality Associates, LP	FL
Minneapolis Motel Enterprises, Inc.	MN
Moon Airport Motel, Inc.	PA
New Orleans Airport Motel Associates, Ltd.	FL
New Orleans Airport Motel Enterprises, Inc.	LA
NH Motel Enterprises, Inc.	MI
Penmoco, Inc.	MI
Servico Centre Associates, Ltd.	FL
Servico Centre Condominium Association, Inc.	FL
Servico Columbia II, Inc.	MD
Servico Columbia, Inc.	MD
Servico Columbus, Inc.	FL
Servico East Washington, Inc.	FL
Servico Fort Wayne II, Inc.	FL
Servico Fort Wayne, Inc.	FL
Servico Frisco, Inc.	CO
Servico Hotels I, Inc.	FL
Servico Hotels II, Inc.	FL
Servico Hotels III, Inc.	FL
Servico Hotels IV, Inc.	FL
Servico Houston, Inc.	TX
Servico Maryland, Inc.	MD
Servico Maryland Borrower LLC	DE
Servico Melbourne, Inc.	FL
Servico Operations Corporation	FL
Servico Palm Beach General Partner SPE, Inc.	DE
Servico Tucson, Inc.	AZ
Servico Windsor, Inc.	FL
Servico Winter Haven, Inc.	FL
Servico, Inc.	FL
Sharon Motel Enterprises, Inc.	PA

Entity	State of Inc.
Council of Unit Owners of Silver Spring Plaza Condominium	MD
Sixteen Hotels, Inc.	MD
Washington Motel Enterprises, Inc.	PA
Wilpen, Inc.	PA
Worcester Hospitality Associates, LP	FL